Exhibit 99.1

News Release
FOR IMMEDIATE RELEASE	Contact:	Paul C. Hudson, President/CEO
Alvin D. Kang, CFO
(323) 634-1700
www.broadwayfed.com

Broadway Financial Corporation Reports Stock Sale to Cathay General Bancorp

LOS ANGELES, CA – (BUSINESS WIRE) – June 16, 2004 – Broadway Financial Corporation (the “Company”) (NASDAQ Small-Cap: BYFC), the holding company of Broadway Federal Bank, f.s.b. (the “Bank”), today reported that the Company sold 70,000 shares of its common stock to Cathay General Bancorp at $13.50 per share, under the stock purchase agreement signed on March 18, 2004. The number of shares sold represents 4.67% of the resulting number of shares of common stock outstanding. The proceeds of $945,000 will be used for general corporate purposes.

About us

Broadway Federal Bank, f.s.b. is a community-oriented savings bank, which primarily originates residential mortgage loans and conducts funds acquisition in the geographic areas known as Mid-City and South Los Angeles. The Bank operates four full service branches, three in the city of Los Angeles, and one located in the nearby city of Inglewood, California.

Shareholders, analysts and others seeking information about the Company are invited to write to: Broadway Financial Corporation, Investor Relations, 4800 Wilshire Blvd., Los Angeles, CA 90010, or visit our website at www.broadwayfed.com.

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